SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                        Date of report: December 14, 2006
                        (Date of earliest event reported)

                            eLEC COMMUNICATIONS CORP.
             (Exact name of Registrant as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)

           0-4465                                           13-2511270
   (Commission File No.)                                 (I.R.S. Employer
                                                        Identification No.)

                          75 South Broadway, Suite 302
                          White Plains, New York 10601
               (Address of principal executive offices; zip code)

                                 (914) 682-0214
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

      On December 14, 2006, the Company entered into two separate stock purchase agreements (the "Purchase Agreements") to sell two of the Company's wholly-owned subsidiaries, New Rochelle Telephone Corp. ("NRTC") and Telecarrier Services, Inc. ("Telecarrier"), to Cyber Digital, Inc. (the "Purchaser"), a publicly traded company. NRTC and Telecarrier are operating as Competitive Local Exchange Carriers. The planned sales are subject to the receipt of required regulatory approvals and other closing conditions.

      Pursuant to the Purchase Agreements, the Purchaser has agreed to acquire all of the outstanding shares of NRTC and Telecarrier in consideration of the payment on behalf of the Company, or the assumption by the Purchaser, of a total of $1.3 million of outstanding debt that is owed by the Company to Laurus Master Fund, Inc. As a condition to closing each Purchase Agreement, the Company has guaranteed minimum levels of negative working capital for each of NRTC and Telecarrier and has indemnified the Purchaser against liabilities that would reduce such working capital, as defined in the Purchase Agreements, below the agreed upon levels.

      If the closing of the transaction has not occurred by March 2, 2007, the Company or the Purchaser may terminate the Purchase Agreements with no penalty to the terminating party, so long as such delay in closing the transaction is not the result of willful and material breach by the terminating party of any of its obligations under the Purchase Agreements.

                            SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

      On December 18, 2006, the Company issued a press release announcing the signing of the Purchase Agreements for the sale of NRTC and Telecarrier. In conjunction with the Company's focus on providing integrated Internet protocol services, the Company has proposed a name change to Pervasip Corp. The name change will be voted on at the Company's annual meeting, to be held on March 8, 2007. A copy of the press release is attached hereto as Exhibit 99.1.

                  SECTION 9 - FINANCIAL STATEMENT AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

      Number      Documents
      ------      ---------

       10.1 Stock Purchase Agreement, dated as of December 14, 2006, by and among eLEC Communications Corp., CYBD Acquisition, Inc. and Cyber Digital, Inc., with respect to the capital stock of New Rochelle Telephone Corp.

       10.2 Stock Purchase Agreement, dated as of December 14, 2006, by and among eLEC Communications Corp., CYBD Acquisition II, Inc. and Cyber Digital, Inc., with respect to the capital stock of Telecarrier Services, Inc.

       99.1       Press release of eLEC Communications  Corp. dated December 18,
                  2006.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 eLEC COMMUNICATIONS CORP.


Date:  December 20, 2006                         By:      /s/ Paul H. Riss
                                                     ---------------------------
                                                 Paul H. Riss
                                                 Chief Executive Officer


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